Mackinac Financial Corporation Announces Annual Results for 2004

MANISTIQUE, MI -- 03/02/2005 -- Mackinac Financial Corporation (NASDAQ: MFNC), the holding company for North Country Bank and Trust, has reported a net loss of $1.595 million, or $3.23 per share, for the year ended December 31, 2004, compared to a net loss of $9.588 million, or $27.32 per share, for 2003.

The 2004 operational results, although disappointing, represent a loss reduction of $7.993 million from that reported in 2003.

Paul Tobias, Chairman and Chief Executive Officer commented, "2004 was a year of great change for Mackinac Financial Corporation. The year began with a new and dedicated turn-around management team, led by Jim Bess, President of the Corporation. This management team dealt with the issues of high levels of nonperforming assets and the need to shrink the Bank to survive. Jim and his able team significantly reduced nonperforming assets and successfully shrunk the Bank to preserve liquidity and offer a chance for survival. Their efforts were rewarded in December when a new group of investors purchased $30 million of common stock in a private placement."

Total assets of the Corporation declined from $422.539 million at the end of 2003 to $339.497 million at 2004 year-end. The decrease in assets is largely due to a combination of deposit reductions through branch sales and closures along with the sale of nonperforming assets. The Corporation's shareholders' equity showed a $24.030 million increase, primarily as a result of the proceeds from the private placement.

Tobias stated, "We are excited about our future prospects. We have restructured the Corporation's risk profile by selling the majority of its problem assets." Nonperforming assets at 2004 year-end totaled $6.037 million, or 1.78% of assets, compared to $50.438 million, or 11.94% of assets, at the end of 2003. "The reductions in nonperforming assets and the current interest rate environment will help us to show continued improvement in our net interest margin. We recently paid off $45 million in fixed rate Federal Home Loan Bank advances which will also provide added margin improvement. More importantly, we have a great team and one that is growing. We have added a very talented and experienced commercial lender in Oakland County where we opened a loan production office as a part of the operational plan initiated with the recapitalization. Additionally, we are currently interviewing candidates for our promising Northern Michigan markets."

Commenting further, Tobias added, "Our plan is simple and that is to return to our roots as a customer responsive community bank that makes good loans. We are poised to launch a new identity with a branding and marketing campaign designed to recapture lost market share in Northern Michigan. We will be revising our loan and deposit products to make us more competitive. We believe that we can compete very effectively in all of our markets using 'big bank' lending skills with delivery of products and services through first class community bankers."

Mackinac Financial Corporation is a registered bank holding company, which owns North Country Bank and Trust. The Bank has 12 branches in Northern Michigan and a commercial banking office in Bloomfield Hills, Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

Forward-Looking Statements

This release contains certain forward-looking statements. Words such as "anticipates," "believes," estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

             MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                       SELECTED FINANCIAL HIGHLIGHTS

                  Years Ended December 31, 2004 and 2003
                         (Dollars in Thousands)
                              (Unaudited)

(Dollars in thousands, except per share data)

                                             For The Year December 31,
                                                 2004         2003
Selected Financial Condition Data            ----------   ----------
(at end of period):

Total assets                                 $  339,497   $  422,539
Total loans                                     203,832      297,846
Total deposits                                  215,650      305,794
Borrowings and subordinated debentures           85,039       99,476
Total shareholders' equity                       34,730       10,700

Selected Statements of Income Data:
Net interest income                          $    8,238   $    9,626
Loss before taxes                                (1,448)      (7,259)
Net loss                                         (1,595)      (9,588)
Loss per common share - Basic                     (3.23)      (27.32)
Loss per common share - Diluted                   (3.19)      (27.32)

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin                                2.57%        2.25%
Efficiency ratio                                 103.05       150.82
Return on average assets                           (.44)       (1.96)
Return on average equity                         (18.64)      (59.15)

Average total assets                         $  365,024   $  489,184
Average total shareholders' equity                8,555       16,210
Average loans to average deposits ratio           97.40%       99.30%

Common Share Data at end of period:
Market price per common share                $    17.97   $    35.20
Book value per common share                  $    10.13   $    30.40
Common shares outstanding                     3,428,695      350,958

Other Data at end of period:
Allowance for loan losses                    $   6,966    $   22,005
Non-performing assets                             6,037       50,438
Allowance for loan losses to total loans           3.42%        7.39%
Non-performing assets to total assets              1.78%       11.94%
Number of:
     Branch locations                                12           22

               MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                    Years Ended December 31, 2004 and 2003
                            (Dollars in Thousands)
                                (Unaudited)

                                                       2004         2003
                                                       ----         ----
                                 ASSETS

Cash and due from banks                            $   4,230    $   7,433
Federal funds sold                                    39,848       15,600
                                                   ---------    ---------
  Cash and cash equivalents                           44,078       23,033

Interest-bearing deposits in other
 financial institutions                               18,535        6,048
Securities available for sale                         57,075       84,774
Federal Home Loan Bank stock                           4,754        4,544

Total loans                                          203,832      297,846
  Allowance for loan losses                           (6,966)     (22,005)
                                                   ---------    ---------
Net loans                                            196,866      275,841

Premises and equipment                                10,739       13,747
Other real estate held for sale                        1,730        4,356
Other assets                                           5,720       10,196
                                                   ---------    ---------

TOTAL ASSETS                                       $ 339,497    $ 422,539
                                                   =========    =========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
 Non-interest-bearing deposits                     $  20,956    $  26,179
 Interest-bearing deposits                           194,694      279,615
                                                   ---------    ---------
 Total deposits                                      215,650      305,794

 Borrowings                                           85,039       87,026
 Subordinated debentures                                   0       12,450
 Other liabilities                                     4,078        6,569
                                                   ---------    ---------
  Total liabilities                                  304,767      411,839

Shareholders' equity:
 Preferred stock - No par value:
  Authorized 500,000 shares, no
   shares outstanding                                      0            0
 Common stock  and additional paid-in
  capital - No par value
  Authorized - 18,000,000 shares
  Issued and outstanding - 3,428,695 and
   350,958, respectively                              42,335       16,175
Retained earnings                                     (8,097)      (6,502)
Accumulated other comprehensive income                   492        1,027
                                                   ---------    ---------

  Total shareholders' equity                          34,730       10,700
                                                   ---------    ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 339,497    $ 422,539
                                                   =========    =========

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                Years Ended December 31, 2004, 2003, and 2002
                (Dollars in Thousands, Except Per Share Data)
                                 (Unaudited)

                                             2004      2003       2002
                                          --------  --------   --------
Interest income:
  Interest and fees on loans:
    Taxable                               $ 14,517  $ 18,999   $ 29,615
    Tax-exempt                               1,180     1,534      2,256
  Interest on securities:
    Taxable                                  2,401     2,277      3,360
    Tax-exempt                                 171       230        266
  Other interest income                        584       601        472
                                          --------  --------   --------
    Total interest income                   18,853    23,641     35,969
                                          --------  --------   --------
Interest expense:
  Deposits                                   5,443     8,695     12,444
  Borrowings                                 4,730     4,832      5,100
  Subordinated debentures                      442       488        545
                                          --------  --------   --------
    Total interest expense                  10,615    14,015     18,089
                                          --------  --------   --------
Net interest income                          8,238     9,626     17,880
Provision for loan losses                       -0-       -0-    26,658
                                          --------  --------   --------
Net interest income after
 provision for loan losses                   8,238     9,626     (8,778)
                                          --------  --------   --------
Other income:
  Service fees                                 982     1,529      1,899
  Loan and lease fees                           17        58      1,095
  Net security gains                            -0-      427        746
  Net gains on sale of loans                    39       136        506
  Gain on sale of branches                     205        -0-       464
  Gain on settlement of
   subordinated debentures                   6,617        -0-        -0-
  Other                                        682     1,081        548
                                          --------  --------   --------
    Total other income                       8,542     3,231      5,258
                                          --------  --------   --------
Other expenses:
  Salaries and employee benefits             8,032     5,973      7,589
  Furniture and equipment                      887     1,367      1,437
  Occupancy                                    994     1,387      1,629
  Data processing                            1,220     1,517      1,894
  Accounting, legal, and consulting fees     1,836     3,145      1,800
  Loan and deposit                           1,718     1,992      1,111
  Telephone                                    382     1,382      1,305
  Impairment loss on intangibles                -0-       60      3,647
  Impairment loss on other
   real estate held for sale                   265       400      2,418
  Loss on sale of premises, equipment,
   and other real estate held for sale         459       362        648
  Advertising                                  115       182        545
  Amortization of acquisition intangibles      308       460        420
  Other                                      2,012     1,889      2,620
                                          --------  --------   --------
    Total other expenses                    18,228    20,116     27,063

                                          --------  --------   --------
Loss before provision for income taxes      (1,448)   (7,259)   (30,583)
Provision for income taxes                     147     2,329     (3,870)
                                          --------  --------   --------
Net loss                                  $ (1,595) $ (9,588)  $(26,713)
                                          ========  ========   ========
 Loss per common share:
  Basic                                   $  (3.23) $ (27.32)  $ (76.11)
                                          ========  ========   ========
  Diluted                                 $  (3.23) $ (27.32)  $ (76.11)
                                          ========  ========   ========

Contact:
Investor Relations
(800) 200-7032
Website: www.northcountrybank.com